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                                                                       EXHIBIT 3

                Agreement to Amend Registration Rights Agreements

                                December 23, 1999


Enron North America
ECT Merchant Investments Corp.
Sundance Assets, L.P.
SE Thunderbird, L.P.
1400 Smith Street
Houston, Texas  77002

         Re:  Kafus Industries, Ltd.
              Amendment of Registration Rights Agreements

Ladies and Gentlemen:

         Reference is made to the Registration Rights Agreement dated as of December 31, 1998 (the "December 31st Registration Rights Agreement"), made by Kafus Industries, Ltd. (formerly Kafus Environmental Industries, Ltd.), a British Columbia corporation (the "Company"), and Enron North America Corp. (formerly "Enron Capital & Trade Resources Corp."), a Delaware corporation ("Enron"), the Amended and Restated Registration Rights Agreement dated as of March 11,1999 between Sundance Assets, L.P. ("Sundance") and the Company (the "Sundance Registration Rights Agreement"), and the Registration Rights Agreement dated as of March 11,1999 between the Company and ECT Merchant Investments Corp., a Delaware corporation and an Affiliate of Enron ("ECTMI") (the "ECTMI Registration Rights Agreement"). The December 31st Registration Rights Agreement, the Sundance Registration Rights Agreement and the ECTMI Registration Rights Agreement are collectively referred to as the "Registration Rights Agreements").

         This Agreement To Amend Registration Rights Agreements (the "Agreement") is intended to amend certain terms under the Registration Rights Agreements pursuant to which the Company had agreed to seek effectiveness of a registration statement, on or before the "Effectiveness Deadline," covering the sale of certain securities in the Company. Unless otherwise indicated, all of the capitalized terms used herein shall have the meanings ascribed to them in the relevant Registration Rights Agreement.

         Enron, ECTMI, and Sundance have now agreed to waive any of their rights and remedies arising from or related to the Company's inability to have the registration statements required by the Registration Rights Agreements declared effective by the Effectiveness Deadline. The parties have further agreed to amend the Registration Rights Agreements to change the Filing Deadlines to June 30, 2000 with respect to those shares that were to be registered pursuant to the ECTMI Registration Rights Agreement and to December 31, 2000 with respect to those shares that were to be registered pursuant to the Sundance Registration Rights Agreement. The parties have further agreed to correspondingly amend the dates by which the subject registration statements were to be declared effective and certain penalty provisions were to be invoked.


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         In consideration for the mutual covenants and agreements of the parties, the Company, Enron, ECTMI, Sundance, and SE Thunderbird L.P. ("Thunderbird") now agree as follows:

         1. Waiver. Enron, ECTMI, and Sundance hereby permanently waive and voluntarily relinquish any and all rights and remedies arising from or related to the Company's failure to file the above-referenced registration statements by June 30, 1999 and/or have such registration statements declared effective on or prior to the 150th day following such Filing Deadlines.

         2. New Filing Deadlines. Section 2(a) of the December 31st Registration Rights Agreement, as amended by the ECTMI Registration Rights Agreement, is hereby amended to provide for a Filing Deadline of June 30, 2000. Section 2(a) of the Sundance Registration Rights Agreement is hereby amended to provide for a Filing Deadline of December 31, 2000. All other applicable dates and deadlines are correspondingly adjusted and amended. The Company shall indemnify Enron, Sundance, and ECTMI and hold them harmless from and against any and all taxes, damages, liabilities, losses, claims, penalties, expenses, and costs, including reasonable attorneys' fees and court costs, arising from the foregoing waivers, adjustments, and amendments.

         3. Demand Registration Right. At any time, ECTMI or Sundance (or their respective transferees) may serve written notice on the Company (the "Amended Filing Deadline Notice") requiring the Company to file within thirty (30) days of receipt of such Amended Filing Deadline Notice a registration statement covering any or all of the securities identified in the Amended Filing Deadline Notice (whether or not such securities were previously covered by any of the Registration Rights Agreements). Delivery of the Amended Filing Deadline Notice to the Company shall constitute an immediate and effective amendment of the Filing Deadlines set forth above. ECTMI and Sundance (or their respective transferees) shall be limited to delivering no more than two (2) Amended Filing Deadline Notices.

         4. Amendment of July 16th Registration Rights Agreement. Except as described below, nothing in this Agreement shall serve to amend the terms and conditions of that certain Registration Rights Agreement dated as of July 16, 1997 between the Company and Enron. The Company shall promptly proceed to file a registration statement covering those 9,000,000 shares formerly registered by the Company (which registration statement has now lapsed) pursuant to such agreement and 730,000 shares issued in payment of dividends owing on the Series I Preference Shares ("Dividend Shares") held by Sundance. The Company shall promptly amend such registration statement as necessary to cover any Dividend Shares that may be issued in the future from time to time (including the 102,358 Dividend Shares owing with respect to the semiannual period ended June 30,
1999), as well as any other shares that may be Registrable Securities within the meaning of such Registration Rights Agreement. The parties hereby confirm that the terms of such Registration Rights Agreement apply in all respects to (i) the Shares, as defined in the Subscription Agreement dated July 16, 1997 between the Company and Enron (inclusive of the 1,999,999 share portion thereof assigned by Enron to Thunderbird on December 21, 1999), (ii) the 750,000 shares transferred to Enron pursuant to the Fee Agreement dated July 16, 1997 between Enron and The CanFibre Group Ltd., (iii) all Dividend Shares that may be issued from time to time, and (iv) any shares Enron might receive in payment for its Series I Preference Shares pursuant to the Waiver And Amendment Agreement dated August 18,


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1998 between Enron and The Samarac Corporation, Ltd. Enron hereby permanently waives and voluntarily relinquishes any and all rights and remedies arising from or related to the Company's failure to keep such registration statement effective prior to the date hereof.

         5. Counterparts. This Agreement may be executed in counterparts which together shall constitute one and the same instrument.

         6. Choice of Law; Integration. This letter agreement shall be governed and construed in accordance with the laws of the State of Texas, notwithstanding any conflicts of law principles that would direct the application of the laws of another jurisdiction. This letter agreement contains the entire agreement among the parties with respect to the subject matter hereof.

         EXECUTED as of the date first written above.

                                Very truly yours,

                                KAFUS INDUSTRIES, LTD., fka KAFUS
                                ENVIRONMENTAL INDUSTRIES, LTD.


                                By:
                                   -----------------------------------
                                         Mike McCabe, President

AGREED TO AND ACCEPTED
as of the date first above written.

ENRON NORTH AMERICA CORP., fka
ENRON CAPITAL & TRADE RESOURCES CORP.

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

ECT MERCHANT INVESTMENTS CORP.


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


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SUNDANCE ASSETS, L.P.
By:  Ponderosa L.P., its general partner
By:  Enron Ponderosa Management Holdings, Inc.

By:
   ----------------------------------
Name:
     --------------------------------
Title:
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SE THUNDERBIRD L.P.
By:  Blue Heron I LLC, its general partner
By:  Whitewing Associates L.P., its sole member
By:  Whitewing Management LLC, its general partner
By:  Egret I LLC, its managing member

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

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